EXHIBIT 5

                       [O'Melveny & Myers LLP Letterhead]

March 24, 2004

Axeda Systems Inc.
21 Oxford Road
Mansfield, MA  19355

         Re:       Registration of Securities of Axeda Systems Inc.

Gentlemen:

In connection with the registration of up to 1,469,282 shares (the "Shares") of Common Stock of Axeda Systems Inc. (formerly Ravisent Technologies Inc.), a Delaware corporation (the "Company"), par value $0.001 per share (the "Common Stock"), under the United States Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the Axeda Systems Inc. 1999 Stock Incentive Plan (the "Plan"), you have requested our opinion set forth below.

In our capacity as such counsel we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

                             Sincerely,
                            /s/ O'Melveny & Myers LLP